EXHIBIT 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Western Midstream Partners, LP
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	1	Equity	Common Units	457(a)	19,389,239	$47.53	$921,570,529.67	0.00013810	$127,268.89
Fees Previously Paid		—	—	—	—	—	—	—
	Carry Forward Securities
Carry Forward Securities		—	—	—	—		—	—	—		—	—	—
		Total Offering Amounts:					$921,570,529.67		$127,268.89
		Total Fees Previously Paid:							—
		Total Fee Offsets:							—
		Net Fee Due:							$127,268.89

Fee Note # (see instructions)	Fee Note text (10,000-character limit)
1
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Units representing limited partner interests in Western Midstream Partners, LP (the “Registrant”), being registered for the selling unitholders named in the registration statement include such indeterminate number of Common Units as may be issuable as a result of unit splits, dividends, recapitalization or similar transactions. With respect to the offering of Common Units by the selling unitholders named in the registration statement, the proposed maximum offering price per Common Unit will be determined from time to time in connection with, and at the time of, the sale by the holders of such securities. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average high and low sale prices for the Registrant's Common Units as reported on the New York Stock Exchange on July 23, 2026.

Table 2: Fee Offset Claims and Sources

	Note #	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses

Note #	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Final Prospectus
Narrative Disclosure

Additional Narrative Disclosure (10,000-character limit)